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                                                                    Exhibit 10.1

                              TERMINATION AGREEMENT

                  Termination Agreement (this "Agreement"), dated as of April 26, 2000, by and among Landry's Seafood Restaurants, Inc., a Delaware corporation ("Purchaser"), LSR Acquisition Corp., a Delaware corporation ("Merger Sub"), and Rainforest Cafe, Inc., a Minnesota corporation (the "Company"). Capitalized terms used but not defined herein and which are defined in the Merger Agreement (as defined below) shall have the meanings ascribed to such terms in the Merger Agreement.


                              W I T N E S S E T H:

                  WHEREAS, Purchaser, Merger Sub and the Company entered into that certain Agreement and Plan of Merger, dated as of February 9, 2000 (the "Merger Agreement"); and

                  WHEREAS, the parties hereto wish to terminate the Merger Agreement in accordance with Section 7.1(a) thereof.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                  Section 1. Termination of Merger Agreement. Effective immediately upon the execution of this Agreement by each of the parties hereto, the parties hereto agree to abandon the Merger and mutually terminate the Merger Agreement pursuant to Section 7.1 thereof in accordance with and subject to the terms of the Merger Agreement.

                  Section 2. Press Releases. The Company and the Purchaser agree that the press releases to be issued by each of them with respect to this Agreement shall be in the forms attached hereto as Exhibit A and Exhibit B, respectively.

                  Section 3. Ancillary Agreements. For the avoidance of doubt, the parties hereto acknowledge and agree that effective immediately upon the execution of this Agreement by each of the parties hereto, each of the Stockholder Agreements and the Employee Termination, Consulting and Non-Competition Agreements shall terminate in accordance with their terms.

                  Section 4. Authorization. Each of the parties hereto represents and warrants to the other parties hereto: (i) such party has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by such party's board of directors, and no other corporate proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby; and (iii) this Agreement has


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been duly and validly executed and delivered by such party and constitutes the legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms.

                  Section 5. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Delaware. Each of the Company, Purchaser and Merger Sub hereby irrevocably and unconditionally consents to submit to the jurisdiction of the federal and state courts located in Delaware for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum.

                  Section 6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Company, to:

                           Rainforest Cafe, Inc.
                           720 South Fifth Street
                           Hopkins, Minnesota  55343
                           Attention:  Kenneth W. Brimmer
                           Telecopy:  612-945-5484

                           with a copy to (but which shall not constitute notice to the Company):

                           Maslon, Edelman, Borman & Brand
                           3300 Norwest Center
                           Minneapolis, Minnesota  55402
                           Attention:  Neil P. Ayotte, Esq.
                           Telecopy:  612-672-8397

                  If to Purchaser or Merger Sub, to:

                           Landry's Seafood Restaurants, Inc.
                           1400 Post Oak Blvd., Suite 1010
                           Houston, Texas  77056
                           Attention:  Steven L. Scheinthal
                           Telecopy:   713-623-4702

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                           with a copy to (but which shall not constitute
                           notice to Purchaser):

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York  10036
                           Attention:  Paul T. Schnell, Esq.
                           Telecopy:  212-735-2001

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  Section 7. Miscellaneous. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. This Agreement shall be construed without regard to the party or parties responsible for its preparation, and it shall be deemed to have been prepared jointly by the Company and Purchaser. Any ambiguity or uncertainty arising herein shall not be interpreted or construed against any party hereto. This Agreement may be amended, modified, and supplemented only by a written document executed by each of the parties hereto which specifically states that it is an amendment, modification or supplement to this Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the termination of the Merger Agreement, other than the terms and provisions of the Merger Agreement. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


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                  IN WITNESS WHEREOF, this Termination Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.




                                             LANDRY'S SEAFOOD RESTAURANTS, INC.



                                             By: /s/ Tilman J. Fertitta
                                                 ------------------------------
                                                 Name: Tilman J. Fertitta
                                                 Title: Chief Executive Officer


                                             LSR ACQUISITION CORP.



                                             By: /s/ Tilman J. Fertitta
                                                 ------------------------------
                                                 Name: Tilman J. Fertitta
                                                 Title: Chief Executive Officer


                                             RAINFOREST CAFE, INC.



                                             By: /s/ Kenneth W. Brimmer
                                                 ------------------------------
                                                 Name: Kenneth W. Brimmer
                                                 Title: President


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                                                                       EXHIBIT A

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RAINFOREST CAFE, INC.                       A Wild Place to Shop and Eat(R)
720 South Fifth Street
Hopkins, MN 55343                           For Further Information Contact:
                                            Kenneth W. Brimmer
                                            President
                                            612-945-5400
www.rainforestcafe.com
NATIONAL MARKET:  RAIN
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                RAINFOREST CAFE AND LANDRY'S SEAFOOD RESTAURANTS
                             TERMINATE MERGER PLANS

                 RAINFOREST CANCELS SPECIAL SHAREHOLDER MEETING


MINNEAPOLIS--APRIL 26, 2000--Rainforest Cafe, Inc. (Nasdaq:RAIN) and Landry's Seafood Restaurants, Inc. (NYSE:LNDY) announced today that they will not proceed with their proposed merger transaction and have terminated their merger agreement. The termination was mutually agreed upon, and no payments will be made by either party. The Rainforest Special Meeting of Shareholders which was to have been held on April 28, 2000 to consider the merger has been canceled.

Lyle Berman, Chairman and CEO commented, "Although we viewed the Landry's transaction as the best alternative currently available to Rainforest shareholders, it has become apparent that this view was not shared by the majority of our shareholders. Consequently we have jointly determined with Landry's to terminate our merger agreement. With the proposed merger activities now concluded, management will continue to focus on the operating aspects of Rainforest Cafe's business."

Rainforest Cafe, Inc. develops, owns, and operates combination restaurant/retail facilities offering a stimulating and entertaining rain forest theme, providing visitors with "A Wild Place to Shop and Eat(R)." There are currently 39 Rainforest Cafe(R)units open including 28 domestic locations and 11 international units. Rainforest Cafe, Inc. common shares are traded on the NASDAQ national Market under the symbol RAIN.

                                      # # #

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This news release (as well as information included in oral statements or other written statements made or to be made by the Company) may contain forward-looking statements, such as statements relating to future expansion, that involve risks and uncertainties relating to future events. Actual events or the Company's results may differ materially from the results discussed in the forward-looking statements. The Company does
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not expect to update forward-looking statements continually as conditions change. These risks and uncertainties include, but are not limited to, those relating to competition, fluctuations and changes in consumer preferences and attitudes, intellectual property protection, development and construction activities, and results of shareholder litigation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's Form 10K filed with the Securities and Exchange Commission for the fiscal year ended January 3, 1999.
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                                                                       EXHIBIT B

Company Press Release

                   Landry's Seafood Restaurants Inc. Announces
            Cancellation of Proposed Merger With Rainforest Cafe Inc.

HOUSTON--(BUSINESS WIRE)--April 26, 2000--Landry's Seafood Restaurants Inc. ("Landry's") (NYSE:LNY - news) announced today that the proposed merger with Rainforest Cafe Inc. ("Rainforest") has been canceled. Landry's cited Rainforest's inability to obtain their shareholders' approval as the reason for the cancellation. Although the majority of voting shareholders have voted in favor of the merger, Minnesota law requires an affirmative vote by an absolute majority of all shareholders. According to Landry's Chairman, President and CEO, Tilman J. Fertitta, "Due to an extremely aggressive campaign by the State of Wisconsin Investment Board urging Rainforest shareholders to vote against the merger, it was apparent that Rainforest would not obtain the requisite votes necessary to allow for consummation of the merger by the scheduled meeting of shareholders."

Fertitta added, "We negotiated a deal that we believed was in the best interests of Landry's shareholders. We did substantial due diligence and made an offer based on our actual knowledge of Rainforest's business. Obviously some of Rainforest's shareholders believed we cut too good a deal for Landry's shareholders. We cannot be faulted for that. We are a disciplined buyer and were not willing to increase our offer."

Statements contained in this press release are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those anticipated.

Contact:

     Landry's Seafood Restaurants Inc., Houston
     Tilman J. Fertitta, 713/850-1010
     or
     Steven L. Scheinthal, 713/850-1010